UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2015
WAVE SYSTEMS CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	0-24752	13-3477246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
480 Pleasant Street, Lee, Massachusetts 01238
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (413) 243-1600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 11, 2015, the Company received notice from the NASDAQ Listings Qualifications Staff indicating that the Company no longer satisfies the minimum $35 million market value of listed securities requirement as required for continued listing on The NASDAQ Capital Market and set forth in NASDAQ Listing Rule 5550(b)(2) (the “Rule”). In accordance with the NASDAQ Listing Rules, the Company has been provided a grace period of 180 calendar days, through February 8, 2016, to evidence compliance with the Rule. In order to satisfy the Rule, the Company must evidence a market value of listed securities of at least $35 million for a minimum of 10 consecutive business days. The notice has no effect on the listing or trading of the Company’s common stock on The NASDAQ Capital Market during the 180 day grace period.

As disclosed on July 20, 2015, the Company was previously notified by NASDAQ that, based upon its continued non-compliance with the minimum bid price requirement, the Company’s securities would be subject to delisting from NASDAQ unless the Company timely requested a hearing before the NASDAQ Hearings Panel. The Company has requested and been granted a hearing date relating to the bid price deficiency, at which hearing the Company will discuss its plans to evidence compliance with all applicable listing criteria, including its anticipated compliance with the Rule within the grace period provided by the Staff.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description

Exhibit 99.1	Press Release, dated August 12, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE SYSTEMS CORP.

By:    /s/ Walter A. Shephard
Walter A. Shephard
Chief Financial Officer

Dated: August 12, 2015

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release, dated August 12, 2015.